UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2014

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.

On April 18, 2014, Kenneth B. Lee, Jr., a member of the Board of Directors (the “Board”) of POZEN Inc. (“POZEN”) and Chairman of the Compensation Committee of the Board, sent a letter to certain POZEN stockholders to apprise them of certain undertakings of the Compensation Committee of the Board relating to POZEN’s annual meeting of stockholders, scheduled for June 4, 2014.  A copy of this letter is furnished with this Current Report on Form 8-K as Exhibit 99.1 and an additional copy will be included in POZEN’s definitive proxy statement relating to the annual meeting of stockholders.

Additional Information and Where You Can Find It

POZEN intends to file a definitive proxy statement and other relevant materials with the Securities and Exchange Commission (the “SEC”) relating to POZEN’s annual meeting of stockholders. The proxy statement and other relevant materials, and any other documents to be filed by POZEN with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or by contacting POZEN at  POZEN Inc., 1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina 27517 or our telephone number is (919) 913-1030.  Stockholders of POZEN are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to each of the matters being considered at such annual meeting because they will contain important information about such matters.

Mr. Lee and POZEN’s executive officers, directors and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from POZEN’s stockholders. A list of the names of POZEN’s executive officers and directors and a description of their respective interests in POZEN are set forth in the proxy statement when it becomes available.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Letter to Stockholders, dated as of April 18, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date:  April 18, 2014

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